Exhibit 10.10

LOCK UP AGREEMENT

THIS AGREEMENT (“AGREEMENT") is made effective as of this ___ day of __________ by and among ____________________________________________ (“SHAREHOLDER") and YouneeqAI Technical Services, Inc., a Nevada corporation (“COMPANY").

WHEREAS, the Shareholder owns________________ common shares of the Company, (the “SECURITIES all of which are intended to be bound by this Agreement.

WHEREAS, the Company believes it is in the best interests of its shareholders and the Shareholders to maintain an orderly trading market for shares of the Company's common stock (“COMMON SHARES”);

WHEREAS, the Company desires the Shareholder to agree to a lock up and contractually refrain from any actions involving the Securities as it pertains to the sale, loan, Pledge, hypothecation, or other transfer of any rights to Securities held by the Shareholder, to encourage and maintain orderly trading in shares of the Company's common stock to minimize volatility for benefit of Shareholder and all shareholders.

WHEREAS, in order to induce Company to register Shareholder’s shares in an S-1 Registration Statement, the Shareholder agrees to the terms herein.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. LOCK UP OF SECURITIES.

a) For Valuable consideration hereby received, the adequacy of which is acknowledged, the Shareholder agrees that without the prior written consent of the Company, for a period of six months after the listing date on OTCQB for common stock of the Company, the Shareholder will not make or cause any sale of the Securities, nor make any pledge, hypothecation, loan, sale of short coverage, or any other agreement that could cause the transfer of the Securities or any rights thereto, including options or warrants for the Securities .

b) For six months from date of date of any Exchange listing, subject to the Affiliate Rules incorporated into Rule 144, and any required Rule 144 compliance, the Company will process to clear the share certificates or book entries for the Securities submitted within fifteen (15) business days from notice and receipt of any required supporting trading records from Shareholder.

c) The Securities shall be held in Book Entry by the Company’s Transfer Agent and shall be clearly marked with the symbol “RLU” for this Lock Up Restriction, in the Transfer Agent Records. The Transfer Agent will be instructed to notify the Company of any request for transfer of any type, during the Lock Up period.

2. CONSIDERATION FOR THIS AGREEMENT. In consideration for the Shareholder agreeing to be bound by the terms of this Agreement, the Company is filing an S-1 Registration

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Statement covering the shares specified herein, for the ultimate benefit of the Shareholder, and the Company is relying upon this Agreement and such consideration is acknowledged by the Shareholder as full, fair and adequate.

3. TRANSFER; SUCCESSOR AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4. GOVERNING LAW. This Agreement shall, to the fullest extent allowed by law, be construed, interpreted and enforced in accordance with the laws of the State of Nevada, without regard to or application of conflict of law rules, and the venue in regard to any disputes arising hereunder shall, to the fullest extent allowed by law, be in Colorado.

5. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7. NOTICES.

(a) All notices, requests, demands and other communications under this Agreement or in connection herewith shall be given or made upon (i) the Shareholder at such Shareholder's address set forth on the signature page hereto; and (ii) the Company at its home office.

(b) All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be sent by overnight courier, certified mail, postage pre-paid and return receipt requested, or by facsimile with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

(c) Any party may, by written notice to the other, alter its address or respondent and such notice shall be given in accordance with the terms of this Section 7.

8. ATTORNEYS' FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled as determined by such court, equity or arbitration proceeding.

9. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the written consent of the Company and the Shareholder. The Agreement may not be revoked by the Shareholder.

10. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent

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necessary, shall be severed from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

11. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party to this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party to this Agreement of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder shall be cumulative and not alternative.

12. ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly cancelled.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

YouneeqAI Technical Services, Inc., a Nevada corporation

By: __________________________________

Name: ______________________

Title: CEO

Shareholder:

_____________________________________

Name: ______________________

Title: ______________________

Address:

____________________________________

____________________________________

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